Exhibit 99.1

NEWS RELEASE for November 2, 2004, at 7:35 a.m. EDT

Contact:	Allen & Caron Inc
	Michael Lucarelli (investors)	Len Hall (media)
	212-691-8087	949-474-4300
	m.lucarelli@allencaron.com	len@allencaron.com

DIGITAL ANGEL CORPORATION ANNOUNCES 2OO4 THIRD QUARTER,
NINE-MONTH RESULTS

Q3 Revenues Up 40%, Gross Profit Up 44%, Company Raises Guidance for 2004

SO. ST. PAUL, MN (November 2, 2004) … Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking and condition monitoring of high-value assets, today announced results for its third quarter and nine months ended September 30, 2004.  Revenues were up 40 percent in the third quarter and 21 percent in the nine months, compared to the prior-year periods as the Company continued to accelerate top-line growth and gross profit.

Revenue for the third quarter of 2004 was $11.2 million and the net loss was $527,000 or $0.01 loss per share, compared to revenue of $8.0 million and a net loss of $2.6 million or $0.10 loss per share in the same period of 2003.

Revenue for the first nine months of 2004 was $32.0 million and the net loss was $6.3 million, or $0.20 loss per share, compared to revenue of $26.6 million and a net loss of $4.9 million, or $0.18 loss per share in 2003. The results for the first nine months of 2004 were negatively affected by a non-operating charge of $2.9 million to recognize realized and unrealized losses on an investment in common shares of Applied Digital (Nasdaq:ADSX) that the Company received in March 2004. Applied Digital is a majority stockholder of Digital Angel Corporation.  On October 14, 2004 the Company sold the remaining 1,070,000 shares for net cash proceeds of $4.0 million recording a gain of $1.7 million, which will be recorded in the fourth quarter.

CEO and President Kevin McGrath commented, “I am extremely pleased with the performance of the management team in the third quarter. In Animal Applications, we’ve had a solid performance related to livestock and companion pet microchips at the top-line and at the bottom-line. All of our Signature Industries business units had strong performances. Moreover, I am pleased that, after some normal production start-up challenges, we are finally reaching reasonable production levels on our new SARBE G2R search and rescue beacon product.”

McGrath continued, “Highlights for the third quarter included the completion of the sale of the Medical Advisory Services related real estate and the signing of a renewed 10-year contract with Schering Plough (NYSE:SGP) for the companion pet “Home Again®” product for the United States.

MORE-MORE-MORE

In addition, as we indicated earlier in the year, the ADSX shares we acquired from Applied Digital were targeted solely for liquidity purposes.  Completion of that sale in the month of October significantly strengthens our balance sheet and positions us for rapid growth in the months ahead.”

The Company increased its revenue guidance for the year from the prior estimate of $45 million to a range of $46-$47 million. Moreover, independent of the gain on the ADSX share discussed above, the Company reaffirms its prior guidance that it expects to be net income positive in the fourth quarter.

Revenue for the Company’s Animal Applications segment of the business increased 2.9 percent, from $5.4 million to $5.5 million in the third quarter, and 1.9 percent, from $18.3 million to $18.7 million, in the first nine months of 2004 compared to the prior year periods. In the GPS and Radio Communications segment, revenue increased by 113.7 percent, from $2.7 million to $5.7 million in the third quarter, and by 62.1 percent, from $8.2 million to $13.3 million, for the first nine months of 2004 compared to the year earlier periods. The increases in the GPS and Radio Communications segment were primarily due to increased revenue at the Signature Industries subsidiary, based in the United Kingdom, and revenue from Outerlink Corporation, which was purchased in January.

CFO James P. Santelli commented, “Our strengthened cash position coupled with our modest level of debt positions the Company well to fund the working capital investments necessary to support the introduction of our Bio-Thermo™ transponder as well as the growing demand for electronic identification tags in the livestock market.”

Results Conference Call

A conference call for institutional investors to discuss the results for the third quarter of fiscal year 2004 will take place today at 10:00 am EDT, and will be broadcast live over the Internet. The live webcast may be accessed by visiting the Company’s site at www.DigitalAngelCorp.com or by going to PrecisionIR’s webcast site at www.vcall.com. Web participants are encouraged to go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archive will be available immediately and continue for five days.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of humans, pets, fish and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital, Inc. (Nasdaq:ADSX). For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections.  The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that recent changes in the Company’s senior  management could have an adverse effect on the Company’s financial results that the Company’s stockholders will experience dilution if certain debt owned by the Company is converted into common stock; the risk of foreclosure on substantially all of the Company’s assets; that the Company’s majority stockholder, Applied Digital Inc. is able to completely control the board of directors and may support actions that conflict with the interests of other stockholders; that the Company’s earnings will decline if it writes off additional goodwill and other intangible assets; that exercises of the Company’s options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock, the Company’s inability to generate income, the Company’s ability to maintain patent and trade secret protection, domestic and foreign government regulation, the Company’s sales to government contractors of animal identification products, dependence on a single production arrangement for its patented syringe-injectable microchips, dependence on principal customers, competition in the visual and electronic identification markets, foreign currency rate fluctuation, dependence on a small team of senior management and the Company’s ability to develop, integrate, miniaturize and market the Digital Angel TM  technology.  A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2003.  Investors and stockholders are urged to read this document carefully.  The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections.  The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Condensed Balance Sheets

(in thousands)

	Sept. 30, 2004	December 31, 2003
	(Unaudited)
Total Current Assets	$16,891	$13,638
Property and Equipment, net	5,985	6,528
Goodwill and Other Intangible Assets, net	53,170	45,119
Other Assets, net	1,157	942
Total Assets	$77,203	$66,227

Current Liabilities	$13,804	$14,926
Long-term Debt and Notes Payable	2,300	2,818
Deferred Revenue	700	—
Minority Interest	136	—
Stockholders’ Equity	60,263	48,483
Total Liabilities and Stockholders’ Equity	$77,203	$66,227

Statement of Operations Data

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
	(Unaudited)
Total Revenue, net	$11,180	$8,011	$32,021	$26,566
Gross Profit	5,016	3,487	13,701	11,541
Net Loss	(527)	(2,640)	(6,260)	(4,907)
Net Loss per Common Share (basic and diluted)	(0.01)	(0.10)	(0.20)	(0.18)
Weighted Average Number of Common Shares Outstanding (basic and diluted)	32,892	26,993	32,036	26,839

Selected Cash Flow Data

(in thousands)

	For the Nine Months Ended September 30,
	2004	2003
	(Unaudited)
Net Cash Used in Operating Activities	$(3,671)	$(3,470)
Net Cash Provided by (Used in) Investing Activities	4,039	(769)
Net Cash (Used in) Provided by Financing Activities	(951)	4,270
Net Decrease in Cash and Cash Equivalents	(587)	(204)

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